UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2012

Valley Forge Composite Technologies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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Florida (State or other jurisdiction of incorporation)	000-51420 (Commission File Number)	20-3061892 (I.R.S. Employer Identification No.)

50 East River Center Blvd., Suite 820, Covington Kentucky (Address of principal executive offices)		41011 (Zip Code)
Registrant’s telephone number, including area code: (859) 581-5111

Registrant’s telephone number, including area code (859) 581-5111

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On April 24, 2011, Valley Forge Composite Technologies, Inc. (the “Company”) and its Board of Directors (the “Board”) received a letter entitled “Demand for Action” wherein an attorney representing a class of shareholders alleges facts to support the following claims:  “Fraudulent Misrepresentation and Concealments in Violation of §10(b) of the Securities Exchange Act of 1934 and S.E.C. Rule 10b-5,” “Selective Disclosure of, and Failure to Disclose, Material Information, In Violation of Regulation FD”; and “Breaches of Fiduciary Duty”.

On March 8, 2012 the attorney representing the “class of shareholders” transmitted by email a Settlement Agreement and Mutual General Release (“Settlement Agreement”).  The “class of shareholders”  is defined in the Settlement Agreement as the “Levine Parties” and consists of Mr. Evan Levine, his wife and children, his parents and  Mark Capital LLC.

On May 3, 2012, the Company received a “Final Settlement Overture” from the attorney who sent the original demand letter and the Levine Parties and the Company (collectively, the “Parties”) agreed to mediation in an effort to resolve disputes.

On September 28, 2012, as a result of mediation, the Parties executed an Agreement Reached Pursuant to Mediation (“Mediation Settlement Agreement”) wherein two independent persons shall be appointed to the Board, with the first by January 31, 2013 and the second by April 30, 2013.    The Parties agreed that other provisions of the Mediation Settlement Agreement shall be confidential except as may be required by law.   The Company believes the remaining provisions of the Mediation Settlement Agreement will not have a material impact on the Company’s finances or operations and are not subject to further disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.
(Registrant)
By: /s/ Louis J. Brothers

      Louis J. Brothers
      President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board
Date: October 2, 2012